              As filed with the Securities and Exchange Commission
                               on October 1, 1997

                                                Registration No. 333-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
         (State or other jurisdiction of incorporation or organization)

                                   62-1201561
                      (I.R.S. employer identification no.)

                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
          (Address of principal executive offices, including zip code)

                          SCB COMPUTER TECHNOLOGY, INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                GORDON L. BATEMAN
                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
                     (Name and address of agent for service)

                                 (901) 754-6577
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                            Proposed maximum     Proposed maximum       Amount of
Title of securities     Amount to be        offering price       aggregate offering     registration
to be registered        registered          per share(1)         price                  fee
----------------------------------------------------------------------------------------------------
Common Stock            600,000 shares      $20.875              $12,525,000            $3,795.45
----------------------------------------------------------------------------------------------------

(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and is based on the average of the high and low price per share of the Registrant's Common Stock, as reported on The Nasdaq Stock Market's National Market on September 26, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by SCB Computer Technology, Inc., a Tennessee corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

     2. Registrant's Current Report on Form 8-K dated March 14, 1997, as amended by a Current Report on Form 8-K/A dated May 14, 1997.

     3. Registrant's Current Report on Form 8-K dated July 24, 1997, as amended by a Current Report on Form 8-K/A dated September 12, 1997.

     4. Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1997.

     5. The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A, dated January 31, 1996, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

     Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

     Inapplicable.

Item 6.  Indemnification of Directors and Officers.

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TCBA prohibits indemnification in connection with any proceeding charging improper personal benefit to any director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     The Amended and Restated Charter (the "Restated Charter") and Amended and Restated Bylaws of the Registrant provide that the Registrant will indemnify from liability, and advance expenses to, any present or former director or officer of the Registrant to the fullest extent allowed by the TCBA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof. Additionally, the Restated Charter provides that no director of the Registrant will be personally liable to the Registrant or any of its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) receiving any improper personal benefit.

Item 7.  Exemption From Registration Claimed.

     Inapplicable.

Item 8.  Exhibits

     See Exhibit Index (page II-6).

Item 9.  Undertakings.

     A. The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 23rd day of September, 1997.

                   SCB COMPUTER TECHNOLOGY, INC.


                   By: /s/ Ben C. Bryant, Jr.
                       ---------------------------------------------------------
                       Ben C. Bryant, Jr., Chief Executive Officer and President


     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ben C. Bryant, Jr. and Gary E. McCarter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                               Date
---------                              -----                               ----
 /s/ T. Scott Cobb                     Chairman of the  Board              September 23, 1997
---------------------------------
T. Scott Cobb

 /s/ Ben C. Bryant, Jr.                Vice Chairman of the Board,         September 23, 1997
---------------------------------      Chief Executive Officer
Ben C. Bryant, Jr.                     (Principal Executive Officer),
                                       President, and Treasurer

 /s/ Steve N. White                    Executive Vice President of         September 23, 1997
---------------------------------      Development and Director
Steve N. White

 /s/ Gary E. McCarter                  Chief Financial Officer             September 23, 1997
---------------------------------      (Principal Financial and
Gary E. McCarter                       Accounting Officer)

 /s/ James E. Harwood                  Director                            September 23, 1997
---------------------------------
James E. Harwood

 /s/ Joseph W. McLeary                 Director                            September 23, 1997
---------------------------------
Joseph W. McLeary

                                  EXHIBIT INDEX


    Exhibit Number                      Description
    --------------                      -----------
         4.1            Amended and Restated Charter of the Registrant (incorporated herein by reference to
                        Exhibit 3.1 to Registration Statement on Form S-1 (Registration No. 33-80707))

         4.2            Articles of Amendment to the Amended and Restated Charter, dated September 23, 1997

         4.3            Amended and Restated Bylaws of the Registrant (incorporated herein by reference to
                        Exhibit 3.2 to Registration Statement on Form S-1 (Registration No. 33-80707))

         4.4            SCB Computer Technology, Inc. 1997 Stock Incentive Plan (incorporated herein by reference to Appendix I to the Registrant's definitive proxy statement relating to the
                        Annual Meeting of Shareholders held on September 23, 1997)

         5              Opinion of Bass, Berry & Sims PLC

         23.1           Consent of Ernst & Young, LLP

         23.2           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

         24             Power of Attorney (included on Page II-5)